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Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 33-65049) pertaining to the Hardinge Savings Plan

  (2)
  Registration Statement (Form S-8 No. 333-103985) pertaining to the Hardinge Inc. 2002 Incentive Stock Plan

  (3)
  Registration Statement (Form S-3 No. 333-115595) of Hardinge Inc. and related Prospectus of our reports dated March 17, 2008, with respect to the consolidated financial statements and schedule of Hardinge Inc., and the effectiveness of internal control over financial reporting of Hardinge Inc., included in the Annual Report (Form 10-K/A) for the year ended December 31, 2007.

                      /s/  Ernst & Young LLP

Buffalo, New York
March 20, 2008

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  Exhibit 23
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm